UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2007
AMERICAN RAILCAR INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51728 (Commission File Number)	43-1481791 (IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri (Address of Principal Executive Offices)	63301 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (636) 940-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 23, 2007, American Railcar Industries, Inc. (the “Company”) notified William P. Benac, the Company’s chief financial officer, that it was not renewing Mr. Benac’s existing employment agreement or the term of his employment pursuant to that employment agreement beyond its current termination date of April 22, 2008. The notification was given pursuant to the notice provisions of the employment agreement, which was initially effective as of April 22, 2005 and had been previously renewed through April 22, 2008. Between now and April 22, 2008, the Company intends to negotiate a new employment agreement with Mr. Benac, although there can be no assurance that the Company and Mr. Benac will reach an agreement. No determination has been made by the Company or Mr. Benac as to their respective courses of action if no new employment agreement can be agreed upon prior to April 22, 2008.
     The above description of the employment agreement is qualified in its entirety by reference to the text of the employment agreement, which was filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-130284), filed with the SEC on December 13, 2005, and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 29, 2007

American Railcar Industries, Inc.
By:	/s/ James J. Unger
Name:	James J. Unger
Title:	President and Chief Executive Officer